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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Burnham Pacific Properties, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-58347 and 333-86419 on Form S-8 and 33-56555, 333-31591 and 333-69957 on
Form S-3 of Burnham Pacific Properties, Inc. of our report dated March 26, 2001 (April 3, 2001 as to Notes 8 and 21) appearing in this Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

April 3, 2001
San Diego, California